Exhibit 23.3

THIRD PARTY REVIEWER CONSENT

We consent to the reference to us in the Annual Report on Form 10-K for the year ended December 31, 2010, and the Registration Statements on Form S-3 (No. 333-145919, [No. 333-159666,] and 333-165026) and Form S-8 (File No. 333-96995, 33-60095, 33-60099 and 333-169030) of Hecla Mining Company.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

/s/  Scott Wilson Roscoe Postle Associates, Inc.

February 22, 2011